UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2023

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Madison Square Garden Entertainment Corp. (the “Company”) announced on April 17, 2023, that, through its indirect subsidiary, TAO Group Holdings, LLC (“TAO Holdings”), and along with Hakkasan USA Inc. (“Hakkasan USA”, together with TAO Holdings and such other sellers as named in the Transaction Agreement, the “Sellers”), the Sellers have agreed to sell their respective interests, comprising 100%, of TAO Group Sub-Holdings LLC (“Tao Group Hospitality”) to Disco Ball Intermediate, LLC (the “Buyer”) except that certain members of management will roll-over a portion of their interests. Tao Group Hospitality, a hospitality group with globally-recognized entertainment dining and nightlife brands including Tao, Hakkasan, Omnia, Marquee, Lavo, Beauty & Essex, and Cathédrale, operates over 80 entertainment dining and nightlife branded locations in over 20 markets across four continents.

The sale is being made pursuant to the Transaction Agreement (the “Transaction Agreement”) dated as of April 17, 2023, by and among TAO Group Hospitality, the Buyer, the Sellers and MSG Entertainment Group, LLC, solely for the purposes set forth therein, and such other parties named in the Transaction Agreement, pursuant to which, among other things, the Sellers are selling all of the issued and outstanding limited liability company interests of Tao Group Hospitality (other than rollovers by certain members of management of a portion of their interests) to the Buyer in a transaction valuing TAO Group Hospitality at $550.0 million, subject to certain customary purchase price adjustments. The Company, through certain of its subsidiaries, owns 79.1% of TAO Holdings, which represents an effective ownership of 66.9% of Tao Group Hospitality, and thus would be entitled to that percentage of the total cash consideration paid to the Sellers (net of, among other things, the payoff of outstanding debt and certain debt-like items and fees, costs and expenses incurred in connection with the transaction) pursuant to the Transaction Agreement. Based on current estimates, the Company expects to receive at closing approximately $300 million of net proceeds (taking into account the payment of accrued management fees) in connection with the transaction. Proceeds from the sale are expected to be used for general corporate matters, as well as Sphere initiatives. In addition, MSG Entertainment Group, LLC, a subsidiary of the Company (“TAO Parent”), has agreed to guarantee certain payment obligations of the Sellers and certain other obligations of TAO Holdings under the Transaction Agreement, as follows: (i) the payment by the Sellers of amounts that may become due to the Buyer as a result of post-closing purchase price adjustments, and (ii) the performance of the obligations of TAO Holdings in connection with (1) the covenant to not solicit or hire employees of the business of Tao Group Hospitality, (2) the covenant to not solicit or engage in any negotiations in connection with a proposal for the purchase of the business of Tao Group Hospitality, and (3) the covenant to maintain the confidentiality of certain confidential information concerning Tao Group Hospitality and its subsidiaries, in each case, subject to certain exclusions set forth in the Transaction Agreement. To offset potential liability in connection with the guaranty of the payment by the Sellers of amounts that may become due to the Buyer as a result of a post-closing price adjustment, TAO Holdings will hold back a portion of the proceeds owed to the Sellers until the purchase price adjustment is finalized in accordance with the Transaction Agreement. Additionally, an affiliate of Mohari Hospitality Limited (the “Equity Financing Source”), has executed an equity commitment letter and limited guaranty pursuant to which such Equity Financing Source has committed to, among other things, finance the purchase of Tao Group Hospitality by the Buyer and has guaranteed, subject to certain limitations, the Buyer’s obligations under the Transaction Agreement.

The transaction is currently expected to close in May 2023. The closing of the transaction is subject to certain customary closing conditions set forth in the Transaction Agreement, among other things, (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) certain other customary closing conditions, including relating to the parties’ representations and warranties and the performance of certain respective obligations. The closing of the transaction is not conditioned on the receipt of financing. The Transaction Agreement also contains customary representations and warranties made by Tao Group Hospitality, each of the Sellers, and the Buyer entities and customary pre-closing covenants, including (1) by Tao Group Hospitality to operate its business in the ordinary course consistent with past practice, subject to actions required or permitted by the Transaction Agreement, any applicable law, or taken in response to laws, directives, guidelines or recommendations to respond to the COVID-19 virus, and (2) by each party to use commercially reasonable efforts to cause to be done all things necessary, proper or advisable to consummate the transactions set forth in the Transaction Agreement as promptly as practicable.

There can be no assurance that the Sellers will complete the sale of Tao Group Hospitality on the terms provided for in the Transaction Agreement, within the expected time period, or at all.

The Transaction Agreement contains customary termination rights, including, among others and subject to certain exceptions, (i) by mutual agreement of the Buyer and the Sellers’ representative, (ii) by the Sellers’ representative if there has been a breach of the representations and warranties or covenants and agreements by the Buyer which would result in the failure of the relevant conditions set forth in the Transaction Agreement to be satisfied prior to the closing of the transaction, subject to applicable cure periods as set forth in the Transaction Agreement, (iii) by the Buyer if there has been a breach of the representations and warranties or covenants and agreements by Tao Group Hospitality or the Sellers that would result in the failure of the relevant conditions set forth in the Transaction Agreement to be satisfied prior to the closing of the transaction, subject to applicable cure periods as set forth in the Transaction Agreement, (iv) by the Buyer or the Sellers’ representative if there is in effect a final, non-appealable order by a governmental authority of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated by the Transaction Agreement, and (v) by either the Buyer or the Sellers’ representative, if the transactions contemplated by the Transaction Agreement are not consummated by 120 days from signing.

The foregoing description of the terms of the Transaction Agreement is not complete and is qualified in its entirety by reference to the copy of the Transaction Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

The copy of the Transaction Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Transaction Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties thereto and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by disclosures not reflected in the text of the Transaction Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Stockholders and other investors are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries or affiliates.

Item 7.01	Regulation FD Disclosure.

On April 17, 2023, Madison Square Garden Entertainment Corp. issued a press release announcing that it has entered into an agreement to sell its 66.9% majority interest in Tao Group Hospitality. The press release is attached hereto as Exhibit 99.1 to this Current Report and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Note Regarding Forward-Looking Statements

Statements and other information included in this Current Report on Form 8-K that are not historical facts, including statements about the Company’s plans, strategies, beliefs and expectations, as well as certain estimates and assumptions used by the Company’s management, may constitute forward-looking statements. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on estimates and assumptions that are subject to change or revision, including the expected timing of the closing of the proposed transaction, that could cause actual results to differ materially from those expected or implied by the forward-looking statements or the estimates or assumptions used. Such forward-looking statements include, without limitation, the delay or failure to obtain governmental, regulatory and third-party approvals required for the closing of the proposed transaction; the failure to satisfy the conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction, including but not limited to changes due to general economic, political and business conditions, potential legal proceedings relating to the proposed transaction and the outcome of any such legal proceeding; and other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the Company’s future results are identified in the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Factors other than those listed above also could cause the Company’s results to differ materially from expected results.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Transaction Agreement, dated as of April 17, 2023, by and among TAO Group Sub-Holdings LLC, Disco Holdings Intermediate LLC, TAO Group Holdings LLC, Hakkasan USA Inc. and others.

99.1	Press Release dated April 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

By:	/s/ David Byrnes
Name:	David Byrnes
Title:	Executive Vice President and Chief Financial Officer

Dated: April 17, 2023